Exhibit 31.4

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John A. Kritzmacher, certify that:

1.	I have reviewed Amendment No. 1 to the annual report on Form 10-K of John Wiley & Sons, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President, Chief Financial Officer, and Interim Chief Accounting Officer
Dated: September 4, 2020